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                                                                    EXHIBIT 10.2

[LOGO OF BANK ONE]

                              LETTER LOAN AGREEMENT

                               September 30, 2002

AMX Corporation
3000 Research Drive
Richardson, Texas 75082
Attn: Jean Nelson

Ladies and Gentlemen:

         This Letter Loan Agreement (the "Loan Agreement") will serve to set forth the terms of the financing transactions by and between AMX Corporation, a Texas corporation ("Borrower") and Bank One, NA, with its principal place of business in Chicago, Illinois ("Bank"):

         1. Credit Extensions. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing and/or pertaining to the Indebtedness, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "Loan Documents"), Bank and Borrower agree as follows:

         (a) Revolving Loan. Subject to the terms and conditions set forth in this Loan Agreement and the other Loan Documents, Bank agrees to lend to Borrower for working capital and general corporate purposes, on a revolving basis from time to time during the period commencing on the date hereof and continuing through and including 11:00 a.m. (Dallas, Texas time) on September 29, 2003 (the "Termination Date"), such amounts as Borrower may request hereunder (the "Revolving Loan"); provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (referred to herein as the "Availability") (a) an amount (the "Borrowing Base") up to the sum of (i) 80% of Borrower's Eligible Accounts (as hereinafter defined), plus (ii) 30% of Borrower's Eligible Inventory, plus
     (iii) 25% of Borrower's Eligible Raw Material Inventory minus (iv) the Reserve, or (b) $12,500,000 (the "Committed Sum"). The Availability under the Revolving Loan shall be reduced by (i) amounts outstanding under the EXIM Facility and the Revolving Loan, and (ii) the outstanding Letter of Credit Liabilities. If at any time the aggregate principal amount outstanding under the Loan shall exceed the Availability, Borrower agrees to immediately repay to Bank such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. All sums advanced hereunder in respect of the Revolving Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.

     As used herein, the term "Eligible Accounts" shall mean at any time, an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for goods sold or leased or services rendered in the ordinary course of business, in which the Bank has a perfected, first priority lien, after deducting (without duplication): (i) each such account that is unpaid 90 days or more after the date due thereof, (ii) the amount of all discounts, allowances, rebates,

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     credits and adjustments to such accounts, (iii) the amount of all contra accounts, setoffs, defenses or counterclaims asserted by or available to the account debtors, (iv) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which payment by the account debtor may be conditional, (v) all accounts with respect to which Borrower has furnished a payment and/or performance bond and that portion of any account for or representing retainage if any, until all prerequisites to the immediate payment of retainage have been satisfied, (vi) all accounts owing by account debtors for which there has been instituted a proceeding in bankruptcy or reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for relief of debtors,
     (vii) all accounts owing by any affiliates of Borrower, (viii) all accounts in which the account debtor is the United States or any department, agency or instrumentality of the United States, except to the extent an acknowledgment of assignment to Bank of such account in compliance with the Federal Assignment of Claims Act and other applicable laws has been received by Bank, (ix) that portion of all accounts due Borrower by any account debtor who is not a resident or citizen or otherwise located in the continental United States of America, (x) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment, (xi) that portion of all account balances owing by any single account debtor which exceeds 25% of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors, and (xii) any other accounts deemed unacceptable by Bank in its sole and absolute discretion; provided, however, if more than 20% of the then balance owing by any single account debtor does not qualify as an Eligible Account under pursuant to clause (i) above, then the aggregate amount of all accounts owing by such account debtor shall be excluded from Eligible Accounts.

     As used herein, the term "Eligible Inventory" shall mean as of any date, the aggregate value of all inventory of finished goods (excluding work in progress and packaging materials, supplies and any advertising costs capitalized into inventory) then owned by Borrower and held for sale, lease or other disposition in the ordinary course of its business, in which Bank has a first priority lien, excluding (i) inventory which is damaged, defective, obsolete or otherwise unsaleable in the ordinary course of Borrower's business, (ii) inventory which has been returned or rejected, and (iii) inventory subject to any consignment arrangement between Borrower and any other person or entity (if any). For purposes of this definition, Eligible Inventory shall be valued at the lower of cost or market value.

     As used herein, the term "Eligible Raw Material Inventory" shall mean as of any date, the aggregate value of all raw materials owned by Borrower, including, without limitation, all materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, excluding (i) inventory which is damaged, defective, obsolete or otherwise unsaleable in the ordinary course of Borrower's business, (ii) inventory which has been returned or rejected, and (iii) inventory subject to any consignment arrangement between Borrower and any other person or entity (if any). For purposes of this definition, Eligible Raw Material Inventory shall be valued at the lower of cost or market value.

     As used herein, the term "Reserve" shall mean an amount from time to time established by Bank in its reasonable good faith judgment as a reserve in reduction of the Borrowing Base in respect of contingencies or other potential factors which, in the event they should occur, could adversely affect or otherwise reduce the anticipated amount of timely collections in payment of Eligible Accounts or the value (whether at cost or market) of Eligible Inventory and/or Eligible Raw Material Inventory. The "Reserve", if any from time to time, does not represent cash funds.

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         (b)   Term Loan. Subject to the terms and conditions set forth in this
     Loan Agreement and the other Loan Documents, Bank agrees to lend to Borrower the amount of $1,532,175.00 (the "Term Loan"; together with the Revolving Loan and the EXIM Facility, collectively the "Loan"), which funds have previously been advanced to Borrower and are currently outstanding. All sums previously advanced under the Term Loan shall be due and payable in full on April 30, 2004.

         (c) EXIM Facility. Contemporaneously with the execution of this Loan Agreement, Borrower and Lender are entering into (i) an Export Loan Agreement, (ii) a Borrower Agreement, (iii) a Loan Authorization Notice, and (iv) an Amended and Restated EXIM Note (collectively, the "EXIM Loan Documents") pursuant to which Lender is making available to Borrower a credit facility for working capital and general corporate purposes which shall be guaranteed by the Export-Import Bank of the United States (the "EXIM Facility").

         (d) Letters of Credit. Subject to the terms and conditions set forth in this Loan Agreement and the other Loan Documents, Bank agrees to issue one or more standby letters of credit (collectively, the "Letters of Credit") for the account of Borrower from time to time from the date hereof to and including the maturity date of the Revolving Note; provided, however, that Bank's outstanding commitments under all outstanding Letters of Credit (the "Letter of Credit Liabilities") shall not at any time exceed the lesser of $500,000 or an amount equal to the Availability. All Letters of Credit shall have an expiration date of no more than seven (7) months beyond the Termination Date of the Revolving Loan, must support a transaction that is entered into in the ordinary course of business, must otherwise be satisfactory in form and substance to Bank, and shall be issued pursuant to such documents and instruments, including, without limitation, Bank's standard application and agreement for issuance of letters of credit, as then in effect ("Letter of Credit Application") as Bank may require. No Letter of Credit shall require any payment by Bank to the beneficiary thereunder pursuant to a drawing prior to the third business day following presentment of a draft and any related documents to Bank. Each Letter of Credit shall be issued on at least two (2) business days prior notice from Borrower to Bank. Each payment by Bank pursuant to a drawing under a Letter of Credit must be repaid to Bank immediately by Borrower in accordance with the terms of the subject Letter of Credit Application. Borrower shall pay to Bank a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to one and one-half (1.5%) per annum of the stated amount of such Letter of Credit, for the stated term of such Letter of Credit, based on a 360 day year and the actual number of days elapsed.

         2. Promissory Notes. The Revolving Loan shall be evidenced by a Revolving Promissory Note (herein called, together with any renewals, extensions and increases thereof, the "Revolving Note") payable by Borrower to the order of Bank in the stated principal amount of $12,500,000, in form and substance acceptable to Bank. The Term Loan shall be evidenced by a Term Promissory Note (herein called, together with any renewals, extensions and increases thereof, the "Term Note") payable by Borrower to the order of Bank in the stated principal amount of $1,532,175.00, in form and substance acceptable to Bank. The EXIM Facility shall be evidenced by an EXIM Note (herein called, together with any renewals, extensions and increases thereof, the "EXIM Note"; and together with the Revolving Note and the Term Note, collectively the "Notes") payable by Borrower to the order of Bank in the stated principal amount of $5,000,000.00, in form and substance acceptable to Bank. Interest on the Notes shall accrue at the rate and be payable as set forth therein.

         3. Collateral. As collateral and security for the indebtedness evidenced by the Notes and any and all other indebtedness or obligations from time to time owing by Borrower to Bank (the "Indebtedness"), Borrower shall grant, and hereby grants, to Bank, its successors and assigns, a first and

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prior lien and security interest in and to the following described property, together with any and all PRODUCTS and PROCEEDS thereof (the "Collateral"):

         (a) All of Borrower's present and future accounts, chattel paper, contract rights and general intangibles including any and all of Borrower's general intangible property, whether now owned or hereafter acquired by Borrower or used in Borrower's business currently or hereafter, including, without limitation, all patents, trademarks, service marks, trade secrets, copyrights and exclusive licenses (whether issued or pending) literary rights, contract rights and all documents, applications, materials and other matters related thereto, all inventions, all manufacturing, engineering and production plans, drawings, specifications, processes and systems, all trade names, goodwill and all chattel paper, documents and instruments relating to such general intangibles.

         (b) All of Borrower's present and future inventory, finished goods and raw material.

         (c) All of Borrower's present and future equipment, fixtures, furniture and furnishings.

         (d) All of Borrower's Intellectual Property. "Intellectual Property" means (i) all of Borrower's present and future Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use thereof; (ii) any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held; (iii) all design rights which may be available to Borrower now or later created, acquired or held;
               (iv) any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and (v) all proceeds and products of the foregoing, including all insurance, indemnity or warranty payments. "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held. "Trademarks" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks. "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same. "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

         (e)   65% of AMX (UK) LIMITED.

"Collateral" does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, Section 9.406(d) of the Uniform Commercial Code as in effect in the State of Texas) without the consent of the licensor or other party (but only to the extent such consent has not been obtained).

Borrower agrees to execute such security agreements, pledge agreements, intellectual property security agreement, assignments, deeds of trust and other agreements and documents as Bank shall deem

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appropriate and otherwise require from time to time to more fully create and perfect Bank's liens and security interests in the Collateral.

         4. Unused Fee; Waiver and Amendment Fee. (a) Borrower shall pay to Bank a fee on any difference between the Committed Sum and the amount of credit it actually uses, determined by the average of the daily amount of credit outstanding during the specified period. The fee shall be due and payable quarterly in arrears on the last day of December and on the last day of each March, June, September and December until the expiration of the availability of advances under the Revolving Loan, and shall be based on the ratio of Funded Indebtedness to EBITDA, determined as follows:

            Ratio of Funded Indebtedness to     Unused Fee (per annum)
                        EBITDA
            ----------------------------------------------------------
                        * 1.00                          .20%
                   ** 1.00, * 2.00                      .30%
                       ** 2.00                          .40%

         (b) In the event Bank waives compliance with any term or provision of the Loan Documents by Borrower or agrees to any amendment to the terms or provisions of the Loan Documents, Borrower shall pay to Bank a waiver or amendment fee in an amount to be mutually agreed to in each particular circumstance.

As used herein, "EBITDA" means, Net Income plus, to the extent deducted in determining Net Income, (i) Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, and (iv) amortization. As used herein, "Funded Indebtedness" means, at any time, the aggregate dollar amount of Borrower's indebtedness for borrowed money, which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time. As used herein, "Interest Expense" means, with reference to any period, the interest expense of Borrower during such period as reflected in the financial statements of Borrower prepared in accordance with generally accepted accounting principals ("GAAP"). As used herein, "Net Income" means, with reference to any period, the net income (or loss) of Borrower during such period as reflected in the financial statements of Borrower prepared in accordance with GAAP.

         5. Representations and Warranties. Borrower hereby represents and warrants, and upon each request for an advance pursuant to the Notes further represents and warrants, to Bank as follows:

             (a) Borrower is duly organized, validly existing and in good standing under the laws of the State of Texas and all other states where it is doing business, except to the extent that the failure to maintain such status could not reasonably be expected to result in a material adverse effect on the financial condition, properties, or operations of Borrower, and has all requisite power and authority to execute and deliver the Loan Documents; and

             (b) The execution, delivery, and performance of the Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower; and

* denotes less than
** denotes greater than
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             (c)    The execution, delivery and performance of the Loan
        Documents, and the consummation of the transactions contemplated thereby, do not conflict with, result in a violation of, or constitute a default under (i) any provision of its Articles of Incorporation or Bylaws, (ii) any agreement or other instrument binding upon Borrower, or
        (iii) any law, governmental regulation, court decree, or order applicable to Borrower, or require the consent, approval or authorization of any third party; and

             (d) Each financial statement of Borrower supplied to Bank was prepared in accordance with generally accepted accounting principles, consistently applied, in effect on the date such statements were prepared and truly discloses and fairly presents Borrower's financial condition as of the date of each such statement.

             (e) There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which could reasonably be expected to have a material adverse effect on the financial condition, properties, or operations of Borrower.

             (f) Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof (except to the extent any such tax, duty or charge is being contested in good faith and with diligence by the Borrower and for which Borrower has established and maintains reserves for such contested tax, duty or charge in accordance with GAAP), and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

             (g) Borrower is in compliance in all material respects with all material laws which are applicable to it, including, without limitation, all environmental laws and all applicable provisions of (i) the Employee Retirement Income Security Act of 1974, as amended, and (ii) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions thereunder.

             (h) Borrower has good title to all of its property and assets, subject to no liens of any kind, except for Permitted Liens. As used herein, the term "Permitted Liens" means the following: (i) liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and with diligence by the Borrower and for which Borrower has established and maintains reserves for such contested tax, assessment or other governmental charge in accordance with GAAP; provided that such lien shall have no effect on the priority of the liens in favor of Bank or the value of assets in which Bank has such a lien and a stay of enforcement of any such lien shall be in effect; (ii) deposits or pledges securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business, (iv) judgment liens that have been stayed or bonded; (v) mechanics', workers', materialmen's or other like liens arising in the ordinary course of Borrower's business with respect to obligations which are not due; (vi) purchase money liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of Borrower; and (vii) liens in favor of Bank.

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             (i)    No event has occurred and is continuing which constitutes an
        Event of Default.

         6. Conditions Precedent to any Advances. Any obligation of Bank to make any advance under the Loan shall be subject to the complete and continuing satisfaction, on or before the date of any such advance, of the following conditions precedent: As of the date of such advance and after giving effect thereto (a) all representations and warranties made to Bank by Borrower in the Loan Documents shall be true and correct in all material respects, as of and as if made on such date; (b) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Bank by Borrower shall have occurred and be continuing; (c) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default; and (d) Bank's receipt of all Loan Documents appropriately executed by Borrower and all other proper parties.

         7. Affirmative Covenants. Until (i) the Notes and all other obligations and liabilities of Borrower under the Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder Borrower agrees and covenants that it will, unless Bank shall otherwise consent in writing:

             (a) Promptly inform Bank of (i) any and all material adverse changes in the financial condition of Borrower, and (ii) all litigation and claims affecting Borrower which could materially affect the financial condition of Borrower; and

             (b) Maintain its books and records in accordance with generally accepted accounting principles, consistently applied, and permit Bank to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times; and

             (c) Permit such persons as Bank may designate to visit its properties and installations and examine its records, as Bank may reasonably request;

             (d) Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower, its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances and all applicable provisions of (i) the Employee Retirement Income Security Act of 1974, as amended, and (ii) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended);

             (e) Cause to be done all things required of Borrower by the Securities and Exchange Commission (the "SEC"), including the maintenance with the SEC of all required reports and filings;

             (f) Cause to be done all things necessary to preserve and keep in full force and effect its existence and good standing as a corporation. Borrower shall maintain all of its property that is used or useful in its business in good condition and repair and make all necessary replacements thereof, and preserve and maintain all material leases, licenses, privileges, franchises, certificates and the like necessary for the operation of its business. Borrower shall timely comply with all requirements of any indebtedness now existing or hereafter incurred with respect to such property.

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             (g)    Pay and discharge when due all of its indebtedness and
        obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and
        (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

             (h) Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed necessary or otherwise required by Bank.

             (i) Promptly inform Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

             (j) Use the proceeds of the Loans only for the purposes contemplated herein.

             (k) Maintain the financial ratios and covenants set forth on Addendum I attached hereto.

             (l) Permit Bank to perform, at Borrower's expense, a field exam of Borrower's assets at least twice during each calendar year.

         8. Negative Covenants. Until (i) the Notes and all other obligations and liabilities of Borrower under the Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder Borrower will not, without the prior written consent of Bank:

             (a) Make any material change in the nature of its business as carried on as of the date hereof.

             (b) Liquidate, merge, acquire or consolidate with or into any other entity.

             (c) Create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interest securing indebtedness owing to Bank, (ii) liens for taxes, assessments or similar charges which are (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, (iii) liens and security interest existing as of the date hereof which have been disclosed to and approved by the Bank in writing, and (iv) Permitted Liens.

             (d) Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Bank, (ii) borrowings outstanding on the date hereof and disclosed in writing to Bank and (iii) borrowings not to exceed the aggregate amount of $250,000.00 in any fiscal year.

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             (e)    Make any loan to any person or entity; provided, however,
        Borrower may make loans to employees or Affiliates (as hereinafter defined) which do not exceed the aggregate amount of $150,000.00.

             (f) Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "Affiliate" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

             (g) Make or have outstanding any investments other than (i) direct obligations of, or obligations guaranteed by, the United States of America, or any agency thereof, having a maturity of not more than six (6) months from the date of issuance, (ii) time deposits with, including certificates of deposit, overnight deposits or banker's acceptances issued by, Bank, (iii) money market accounts or funds in Bank, (iv) demand deposit accounts maintained in the ordinary course of business in Bank, and (v) investments in existence and approved by Bank in writing on the date hereof and extensions, renewals, modifications and restatements and replacements thereof.

             (h) Permit the aggregate amount of all rental payments under operating leases to exceed, in any fiscal year, an amount equal to (i) $1,000,000 plus (ii) any and all amounts owed with respect to the existing lease for Borrower's main office, provided that, in no event, shall the aggregate amount of (i) and (ii) exceed $2,500,000.

             (i) Make capital expenditures in excess of $4,000,000 during any fiscal year.

             (j) Declare or pay any dividends on any class of shares of Borrower's capital stock, make any other distributions with respect to any payment on account of the purchase, redemption or other acquisition or retirement of any shares of Borrower's capital stock, or make any other distribution, sale, transfer or lease of any of Borrower's assets other than in the ordinary course of business.

         9. Reporting Requirements. Until (i) the Notes and all other obligations and liabilities of Borrower under the Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder Borrower will, unless Bank shall otherwise consent in writing, furnish to Bank:

             (a) Within forty-five (45) days after the end of each quarter of each fiscal year of Borrower (other than the fiscal quarter ending on March 31), (i) a consolidated and consolidating balance sheet, income statement and cash flow statement of Borrower and its consolidated subsidiaries as of the end of such quarter, all in form and substance and in reasonable detail satisfactory to Bank and duly certified (subject to year-end adjustments) by an authorized representative of Borrower (A) as being true and correct in all material aspects to the best of his or her knowledge, and (B) as having been prepared in accordance with generally accepted accounting principles, consistently applied and (ii) Borrower's 10-Q Report; and

             (b) Within ninety (90) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet, income statement and cash flow statement of

        Borrower and its consolidated subsidiaries as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing acceptable to Bank;

             (c) Within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a certificate from an authorized officer of Borrower, all in form and substance acceptable to Bank, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and the other Loan Documents (including detailed calculations demonstrating Borrower's compliance with the financial covenants contained on Addendum 1), and is not in default of any term or provision hereof or thereof; and

             (d) Within twenty (20) days after the end of each calendar month, an analysis of Borrower's accounts receivable and payable showing an aging of such accounts, in form and substance acceptable to Bank ; and

             (e) Within twenty (20) days after the end of each calendar month, a borrowing base certificate signed by an authorized representative of Borrower, in form and substance acceptable to Bank; and

             (f) Copies of filed federal and state income tax returns of Borrower for each taxable year, within twenty (20) days after filing.

             (g) An inventory schedule within twenty (20) days after the end of each calendar month, in form and detail satisfactory to Bank, but in any case including the aggregate value of (1) all inventory of finished goods (including work in progress and packaging materials, supplies and any advertising costs capitalized into inventory) and (2) all raw materials, shown at cost and at market value, owned by Borrower, including, without limitation, all materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including (i) inventory which is damaged, defective, obsolete or otherwise unsaleable in the ordinary course of Borrower's business, (ii) inventory which has been returned or rejected, and (iii) inventory subject to any consignment arrangement between Borrower and any other person or entity.

             (h) Copies of all export orders/invoices within twenty (20) days after the end of each month of each fiscal year, in form and detail satisfactory to Bank.

             (i) A general ledger to support the calculation of the Borrowing Base, with reconcilement, if required by Bank.

             (j) Such other information respecting the business, properties or condition or the operations, financial or otherwise of Borrower as Bank may from time to time reasonably request.

         10. Events of Default. Each of the following shall constitute an "Event of Default" under this Loan Agreement:

             (a) Any default by Borrower in the payment when due of any part of the principal of, or interest on, the Notes or any other indebtedness or obligation from time to time owing by Borrower to Bank, and the continuation of such default for ten (10) days; or

             (b) Any failure by Borrower or any Obligated Party (as hereinafter defined) to perform or keep any nonpayment covenant or condition contained in this Loan Agreement or in any of the other Loan Documents or the EXIM Loan Documents and the continuation of such failure for thirty (30) days (other than the covenants contained in Sections 8, 9 or Addendum 1, for which there is no grace period); or

             (c) Any representation or warranty of Borrower set forth in any of the Loan Documents or the EXIM Loan Documents proves to have been false or untrue in any material respect when made; or

             (d) The occurrence of any event which permits the acceleration of the maturity of any indebtedness in excess of $100,000.00 owing by Borrower to any third party under any agreement or undertaking; or

             (e) If Borrower or any Obligated Party (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, (ii) admits in writing its inability to pay its debts as they become due, (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession, or (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by Borrower.

             (f) The liquidation, dissolution, merger or consolidation of Borrower or any entity obligated to pay any part of the Loans.

             (g) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of $250,000.00, if undischarged, unbonded or undismissed within thirty (30) days after such entry.

             (h) The occurrence of a default or an event of default under the documents evidencing, securing, governing and/or pertaining to the EXIM Facility.

Nothing contained in this Loan Agreement shall be construed to limit the Events of Default enumerated in any of the other Loan Documents or any other document executed in connection with the Loan and all such Events of Default shall be cumulative. The term "Obligated Party", as used herein, shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Notes.

         11. Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, (a) the entire unpaid balance of principal of the Notes, together with all accrued but unpaid interest thereon, and all other Indebtedness shall, at the option of Bank, become immediately due and payable without further presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and/or (b) Bank may, at its option, cease further advances under the Notes; provided, however, concurrently and automatically with the occurrence of an Event of Default under subparagraph (e) of the immediately preceding paragraph above (i) further advances under the Notes shall cease, and (ii) the Notes and all other Indebtedness shall, without any action by Bank, become due and payable, without further notice, demand, presentment, notice of dishonor, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

         12. Rights Cumulative. All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

         13. Waiver and Agreement. Neither the failure nor any delay on the part of Bank to exercise any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in any of the Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to any of the Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

         14. Benefits. This Loan Agreement shall be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under any of the Loan Documents.

         15. Notices. Any notice or other communications provided for in this Loan Agreement shall be in writing and either (i) messenger delivered, or (ii) deposited in the United States mail, postage prepaid, and sent to the intended addressee at the address set froth on the signature page hereof. Any such notice or other communication shall be deemed to have been given on the day it is personally delivered or, if mailed, on the second day after it is deposited in an official receptacle of the United States mail, postage prepaid.

         16. Construction. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Bank's address set forth on the signature page hereof is located.

         17. Invalid Provisions. If any provision of any of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         18. Expenses. Borrower shall pay all costs and expenses (including, without limitation, the reasonable attorneys' fees of Bank's legal counsel) in connection with (i) any and all extensions, renewals, amendments, supplements, extensions or modifications of the Loan Documents, (ii) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (iii) any action in the enforcement of Bank's rights upon the occurrence of an Event of Default.

         19. Participation of the Loans. Borrower agrees that Bank may provide any information Bank may have about Borrower or about any matter relating to the Notes to Bank One Corporation, or, any of its subsidiaries or affiliates or other successors. Borrower agrees that Bank may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Bank may disclose any financial and other information available to Bank concerning Borrower to each prospective purchaser.

         20. Conflicts. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions in this Loan Agreement shall control.

         21. Entire Agreement. This Loan Agreement (together with the other Loan Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

         22. Conflicts. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

         23. Counterparts. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

         If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

                                Very truly yours,

                                BANK ONE, NA, a national banking association

                                By: /s/ Fred Points
                                   -----------------------------------------
                                Name: Fred Points
                                     ---------------------------------------
                                Title: FVP
                                      --------------------------------------


                                Bank's Address:

                                1717 Main Street
                                3rd Floor
                                Dallas, Texas  75201
                                Attn: Middle Market Banking Group (Fred Points)

                                ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

                                BORROWER:

                                AMX CORPORATION, a Texas corporation

                                By: /s/ Jean M. Nelson
                                   -------------------------------------------
                                Name: Jean M. Nelson
                                     -----------------------------------------
                                Title: VP & CFO
                                      ----------------------------------------

                                Borrower's Address:
                                3000 Research Drive
                                Richardson, Texas 75082
                                Attn: Jean Nelson

                                   ADDENDUM I
                                       TO
                              LETTER LOAN AGREEMENT

         Unless otherwise specified, all accounting and financial terms and covenants set forth below are to be determined according to generally accepted accounting principles, consistently applied:

FINANCIAL COVENANTS

        NET WORTH

                (a) Borrower will maintain its Tangible Net Worth, as of the last day of each of its fiscal quarters, at not less than $14,000,000. Borrower will report compliance with this covenant as of the last day of each of its fiscal quarters.

                (b) Borrower will maintain, as of the last day of each of its fiscal quarters, a ratio of (a) total liabilities, to (b) Tangible Net Worth of not greater than 1.50 to 1.0. Borrower will report compliance with this covenant as of the last day of each of its fiscal quarters.

                As used herein, "Tangible Net Worth" means, as of any date, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of Borrower, less the aggregate book value of intangible assets shown on such balance sheet, plus any subordinated debt as of such date.

        EBITDA

                Borrower will maintain as of the last day of each of its fiscal quarters, for the immediately preceding 12 month period, EBITDA (excluding Tax Refunds) of not less than $3,500,000. Borrower will report compliance with this covenant as of the last day of each of its fiscal quarters.

                As used herein, "EBITDA" means, Net Income plus, to the extent deducted in determining Net Income, (i) Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, and (iv) amortization.

                As used herein, "Interest Expense" means, with reference to any period, the interest expense of Borrower during such period as reflected in the financial statements of Borrower prepared in accordance with generally accepted accounting principles ("GAAP").

                As used herein, "Net Income" means, with reference to any period, the net income (or loss) of Borrower during such period as reflected in the financial statements of Borrower prepared in accordance with GAAP.
                                     - 15 -